Exhibit 99.1

Eiger BioPharmaceuticals Reports Third Quarter 2019 Financial Results and Provides Business Update

•	Successful Pre-NDA and Pre-MAA Meetings for Progeria & Progeroid Laminopathies

•	Positive Phase 2 LIFT Lambda Combo Data as Late-Breaker at AASLD

•	First-Ever Phase 3 HDV International D-LIVR Study Enrolling and Dosing

•	Strong Balance Sheet with $109.9M in Cash & Investments

PALO ALTO, Calif., November 7, 2019 — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), focused on the development and commercialization of targeted therapies for serious rare and ultra-rare diseases, today reported financial results for the three and nine months ended September 30, 2019 and provided a business update.

“We are advancing four Breakthrough Therapy Designation programs into late stages, all with first-in-class therapies targeting rare diseases with no approved treatments,” said David Cory, Eiger President and CEO. “We recently completed successful pre-NDA and pre-MAA meetings with both FDA and EMA for Progeria and Progeroid Laminopathies and plan to submit an NDA by year-end. We recently announced positive results from the HDV lambda and lonafarnib combination LIFT study, which will be presented as an oral late-breaker at AASLD. Our Phase 3 HDV global D-LIVR study continues to activate sites, enroll and dose patients. We look forward to updating on continued progress in the future.”

Recent Highlights

Lonafarnib in Progeria and Progeroid Laminopathies

•	Positive pre-NDA meeting with FDA

•	Positive pre-MAA meeting with EMA

Peginterferon Lambda (lambda) in Hepatitis D Virus (HDV)

•	Late-breaking oral presentation of positive Phase 2 LIFT (lambda + lonafarnib boosted with ritonavir) interim end-of-treatment results accepted for AASLD

•	95% of patients achieved primary endpoint of >2 log reduction in HDV RNA

•	>50% of patients were HDV RNA undetectable or BLOQ

•	Adverse events were mostly mild to moderate

•	Breakthrough Therapy Designation granted by FDA

Avexitide in Post-Bariatric Hypoglycemia (PBH)

•	Positive End of Phase 2 meeting with FDA for avexitide in PBH

Upcoming Milestones

•	Oral presentation of Phase 2 LIFT interim end-of-treatment results in HDV at AASLD

•	NDA submission for Progeria and Progeroid Laminopathies by year-end, followed by MAA submission in the first quarter of 2020

•	Phase 3 D-LIVR study in HDV (N=400) enrollment update after year-end

•	End of Phase 2 meeting for lambda monotherapy in HDV in the first quarter of 2020

Third Quarter 2019 Financial Results

Cash, cash equivalents, and short-term investments as of September 30, 2019 totaled $109.9 million compared to $125.3 million at June 30, 2019, a decrease of $15.4 million.

The Company reported a net loss of $18.6 million, or $0.76 per share for third quarter 2019, as compared to $17.1 million, or $1.20 per share, for the same period in 2018.

Research and Development expenses were $14.1 million for third quarter 2019, as compared to $13.2 million for the same period in 2018, an increase of $0.9 million. The increase was primarily due to employee-related costs, including stock-based compensation, and expenditures related to our clinical programs.

General and Administrative expenses were $4.2 million for third quarter 2019, as compared to $3.6 million for the same period in 2018, an increase of $0.6 million. The increase was primarily due to additional employee-related costs, including stock-based compensation.

Third quarter 2019 operating expenses include total non-cash expenses of $1.8 million, as compared to $1.5 million for the same period in 2018.

As of September 30, 2019, Eiger had 24.5 million of common shares outstanding.

About Eiger

Eiger is a late stage biopharmaceutical company focused on the development and commercialization of a pipeline of first-in-class, well-characterized drugs for serious rare and ultra-rare diseases for patients with high unmet medical needs and for which no approved therapies exist.

The company’s lead program is in Phase 3, developing lonafarnib, a first-in-class prenylation inhibitor for the treatment of Hepatitis Delta Virus (HDV) infection. The company is rapidly advancing peginterferon lambda, a first-in-class interferon, toward registration for the treatment of HDV. Eiger is preparing an NDA and MAA for lonafarnib to treat Hutchinson-Gilford Progeria Syndrome (HGPS or Progeria) and Progeroid Laminopathies with plans to submit an NDA by year-end 2019, followed by an MAA submission in the first quarter of 2020. For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements that involve substantial risks and uncertainties. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, business strategy and plans and objectives for future operations, are forward-looking statements. These forward-looking statements include terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “contemplate,” “intend,” “target,” “project,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned clinical development, including planned NDA submission by year-end 2019, followed by submission of an MAA in first quarter 2020 for Progeria and Progeroid Laminopathies; our progression and enrollment of our Phase 3 D-LIVR study in HDV; our planned advancement of lambda and lonafarnib boosted with ritonavir for HDV; our plans to hold an end of Phase 2 meeting for Peginterferon Lambda in HDV in first quarter 2020; our plans for continued advancement of avexitide in registration trials; our ability to transition into a commercial stage biopharmaceutical company; our ability to finance the continued advancement of our development pipeline products; and the potential for success of any of our product candidates. These statements concern product candidates that have not yet been approved for marketing by the U.S. Food and Drug Administration (FDA). No representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including the risks described in the “Risk Factors” sections in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and Eiger’s subsequent filings with the SEC. Eiger does not assume any obligation to update any forward-looking statements, except as required by law.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors: Ingrid Choong, PhD

Email: ichoong@eigerbio.com / Phone: 1-650-619-6115

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	Nine Months Ended September 30,	Year Ended December 31,
	2019	2018(1)
	(unaudited)
ASSETS
Cash and cash equivalents	$19,406	$61,262
Debt securities, available-for-sale	90,545	39,091
Prepaid expenses and other current assets	4,459	1,492

Total current assets	114,410	101,845
Property and equipment, net	538	167
Operating lease right-of-use assets	1,659	—
Other assets	3,388	436

Total assets	$119,995	$102,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$16,745	$10,024
Other liabilities	31,591	25,832
Stockholders’ equity	71,659	66,592

Total liabilities and stockholders’ equity	$119,995	$102,448

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Statements of Operations Financial Data

(in thousands, except per share and share amounts)

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2019	2018	2019	2018
Operating expenses:
Research and development(1)	$14,059	$13,196	$39,863	$25,080
General and administrative(1)	4,247	3,643	12,529	9,874

Total operating expenses	18,306	16,839	52,392	34,954

Loss from operations	(18,306)	(16,839)	(52,392)	(34,954)
Interest expense	(884)	(681)	(2,518)	(1,574)
Interest income	585	371	1,598	654
Other income (expense), net	(11)	5	(20)	(16)

Net loss	$(18,616)	$(17,144)	$(53,332)	$(35,890)

Net loss per common share:
Basic and diluted	$(0.76)	$(1.20)	$(2.40)	$(2.92)

Shares used to compute net loss per common share:
Basic and diluted	24,437,451	14,255,843	22,261,715	12,290,500

(1) Includes stock-based compensation expense of:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Research and development	$559	$344	$1,366	$1,138
General and administrative	1,090	828	2,965	2,358

Total stock-based compensation expense	$1,649	$1,172	$4,331	$3,496